UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 1, 2005


                                SUPERCLICK, INC.
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                 (Name of Small Business Issuer in its charter)


                 WASHINGTON                        52-2219677
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        (State or other jurisdiction of           (IRS Employer
        incorporation or organization)          Identification No.)

                 4275 Executive Square Suite 215 La Jolla 92037
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               (Address of principal executive offices) (Zip Code)


                    Issuer's Telephone Number (858) 518-1387
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                       Issuer's Fax Number (858) 279-1799
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2005, we entered into a securities purchase agreement (the "Agreement") with Chicago Venture Partners, L.P. (the "Investor"), pursuant to which the Investor agreed to loan the Company the principal amount of $1,750,000, out of an aggregate principal amount of $2,250,000 being loaned by all investors. The closing for the remaining $500,000 will be held within 30 days of the initial closing. The Company intends to use the net proceeds for general corporate purposes.

The investment is evidenced by a combination of senior secured and unsecured convertible debentures (collectively, "Debentures") with an interest rate of 9% per annum, payable quarterly at the option of the Company in cash or stock (if there is an effective registration statement). The interest Rate adjusts to 12% at maturity, or twelve months from the closing date.

Prior to maturity, the Debentures are convertible into the Company's common stock at a conversion price equal to 70% of the average closing bid price of the Company's common stock for the 45 trading days preceding a conversion date. If the closing bid price for the stock is less than $0.50 on a day on which the Investor converts, then during that calendar month the Investor will only be permitted to convert principal and interest in an aggregate amount of up to $175,000. This $175,000 limitation would not apply in the event that the closing bid price on such conversion date is at least 150% of the average closing bid price for the ten trading days immediately prior to such conversion. Notwithstanding the foregoing, the Conversion Price during the pre-maturity period shall not be less than $.30 per share.

In connection with the transaction, we agreed to issue to the Investor warrants for the purchase of common stock of the Company equal to 25% of the shares issuable upon conversion of the Debentures at the conversion price on the closing date. These warrants have a five-year term and the exercise price have the same pricing mechanism as the conversion price of the debentures described above. In addition, the Company agreed to issue to the Investor a separate warrant for the purchase of shares of common stock equal to the number of shares into which a prepaid portion of the Debentures is convertible, at an exercise price equal to $.0006 per share.

In connection with the transaction, we entered into a registration rights agreement, under which we agreed to register the shares issuable upon conversion of the debentures and upon exercise of the warrants. The principals of the Company also agreed to enter into lock-up agreements until the earlier of (1) the date on which there are no outstanding Debentures, and (2) 180 days after the effective date.

Copies of the Agreement, the form of the Debentures, the form of the warrants, and the form of the registration rights agreements are filed as exhibits to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

10.1     Securities Purchase Agreement
10.2     Unsecured Debenture
10.3     Secured Debenture
10.4     Coverage Warrant
10.5     Catch-Up Warrant
10.6     Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                 SUPERCLICK, INC.



Date: August 5, 2005                     By: /s/ Todd M. Pitcher
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                                         Todd M. Pitcher
                                         Interim Chief Financial Officer and
                                         Principal Accounting Office